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                                                                     EXHIBIT 5.1

                                [LETTERHEAD OF]

                            CRAVATH, SWAINE & MOORE

                                 (212) 474-1000

                                                                   July 17, 1996

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
                               349,167 SHARES OF
                CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE,
                       REGISTRATION STATEMENT ON FORM S-1

Dear Ladies and Gentlemen:

     We have acted as counsel to Planet Hollywood International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (File No. 333-6695) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration under the Act of the offering by certain stockholders of up to 349,167 shares of Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock"). Capitalized terms used but not defined in this letter shall have the meanings assigned thereto in the Registration Statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company, (b) the First Amended and Restated By-laws of the Company, (c) resolutions adopted by the Board of Directors of the Company on April 9, 1996,
(d) the Agreement for Sale and Purchase of Membership Interests dated April 19, 1996 among the Company, Planet Hollywood (London), Inc., Rochester Investments Limited, John Chesterman, Carole Chesterman and Kirkmichael Investments Limited (the "London Agreement") and (e) the Agreement for Sale and Purchase of Limited Partnership Interest and Mutual Release dated May 24, 1996 among the Company, Planet Hollywood (New York City) Inc. and Mackplan Hollywood, L.P. (the "New York Agreement").

     Based on the foregoing, we are of opinion that the 349,167 shares of Class A Common Stock to be covered by the Registration Statement and which were issued and sold in accordance with the provisions of the London Agreement and the New York Agreement were legally issued and are fully paid and non-assessable.

     We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in such Prospectus and to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

Planet Hollywood International, Inc.
7380 Sand Lake Road
Suite 600
Orlando, FL 32819